EXHIBIT 99.2


                             Joint Filing Agreement

            The undersigned agree that the Schedule 13D, as amended, to be filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Platinum Energy Resources, Inc., a Delaware corporation, shall be filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                                                                    EXHIBIT 99.1



       Dated as of June 8, 2009



                                       /s/ Syd Ghermezian
                                       -----------------------------------------
                                       Syd Ghermezian

                                       PACIFIC INTERNATIONAL GROUP HOLDINGS LLC

                                       By: /s/ Syd Ghermezian
                                           -------------------------------------
                                           Name:  Syd Ghermezian
                                           Title:  Manager